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                                                                   Exhibit 10.36

                           Software License Agreement

This computer software license agreement ("Agreement") is entered into as of the 21st day of November, 2003, by and between OneShield, Inc. ("Licensor"), a Delaware corporation with its principal place of business at 304 Cambridge Road, Woburn, MA, and Darwin Professional Underwriters, Inc. a Delaware corporation, whose principal address is 76 Batterson Park Road, Farmington, Connecticut, 06032 ("Licensee").

                                    RECITALS

A. Licensor develops and markets computer software applications for the insurance industry, including a product known as Dragon; and

B. Licensee desires to acquire a license to use the Software and Documentation for its own internal use in processing professional D&O, E&O, Medical Malpractice, Fidelity and Crime, Fiduciary, EPLI, and related professional liability insurance policies underwritten by Licensee (the "Intended Use") and Licensor desires to grant Licensee such a license.

THEREFORE, the parties agree as set forth herein.

1.   DEFINITIONS

1.1  AUTHORIZED PLATFORM

     "Authorized Platform" means the computer or operating system, or both, on which Licensee is authorized to use the Software pursuant to this Agreement. A list of the Authorized Platforms is set forth in Schedule A, attached to this Agreement and incorporated by this reference. As used herein, the term "Authorized Platform" refers to all Authorized Platforms included on the aforementioned list.

1.2  DOCUMENTATION

     "Documentation," means the user manuals, specifications and other material listed in Schedule B, attached to this Agreement and incorporated by this reference, which describe the functionality and use of the Software.

1.3  SOFTWARE

     "Software," means the computer program or programs marketed and sold as Dragon, in object code form only, and the Documentation. Software includes any Updates and Upgrades and excludes any version of the Software or other software developed or marketed by Licensor that constitutes a separate product because of differences in function or features.


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2.   LICENSOR'S OBLIGATIONS

2.1  DELIVERABLES

     Promptly following the execution of this Agreement, Licensor shall make the Software available to Licensee in a format appropriate for the Authorized Platform together with the Documentation (the "Delivery Date").

2.2  IMPLEMENTATION SERVICES

     Licensor shall provide Licensee with implementation services in connection with Licensee's use of the Software according to the Implementation Services Agreement executed on or about the date of this Agreement.

2.3  SUPPORT AND MAINTENANCE

     Licensor shall provide Licensee with technical support in connection with Licensee's use of the Software according to the Maintenance and Support Agreement executed on or about the date of this Agreement.

3.   GRANT OF LICENSE

3.1  GRANT

     Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee, and Licensee accepts, a nonexclusive, royalty-bearing, nontransferable, perpetual license in the Software, to use and reproduce the Software exclusively for the Intended Use on the Authorized Platform and to use the Documentation solely in connection with Licensee's use of the Software.

3.2  LICENSE RESTRICTIONS

     Except as specifically granted in this Agreement, Licensor owns and retains all right, title, and interest in the Software, Documentation, and any and all related materials. This Agreement does not transfer ownership rights of any description in the Software, Documentation, or any related materials to Licensee or any third party. Licensee shall reproduce, install, and render the Software operational only on the Authorized Platform and for the Intended Use. Licensee shall not distribute the Software to any persons or entities nor shall Licensee sell the Software to any person or make any other commercial use of the software, provided that, Licensee may allow access to the Software to other persons and entities for the sole purpose of facilitating Customer's Intended Use. Licensor shall retain all copyright and trademark notices on the Software and Documentation and shall take other necessary steps to protect Licensor's intellectual property rights.


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4.   LICENSE FEES

4.1  LICENSE FEES

     In consideration for the License granted to Licensee under this Agreement the Licensee shall pay Licensor $175,000 (the "License Fee"). Licensee shall be responsible for all fees, and compliance with terms and conditions associated with third party software whether such fees are paid directly by Licensee or indirectly through Licensor. The License Fee shall be due and payable upon Licensee's acceptance under the Deployment Plan as defined in the Implementation Services Agreement. Amounts not paid within 10 days of their due date shall bear interest at the lesser of 1.5% per month or the highest amount allowed by law.

4.2  TAXES

     In addition to other amounts payable under this Agreement, Licensee shall pay any and all federal, state, municipal, or other taxes, duties, fees, or withholding currently or subsequently imposed on Licensee's use of the Software or the payment of the License Fee to Licensor, other than taxes assessed against Licensor's net income. Such taxes, duties, fees, withholding, or other charges shall be paid by Licensee or Licensee shall provide the appropriate authority with evidence of exemption from such tax, duty, fee, withholding, or charge. If Licensor is required to pay any such tax, duty, fee, or charge, or to withhold any amount from monies due to Licensor from Licensee pursuant to this Agreement, Licensee shall promptly reimburse Licensor any such amounts.

5.   TERM AND TERMINATION

5.1  TERM

     This Agreement becomes effective on the date first set forth above. Unless sooner terminated as set forth in Section 5.2, below, the Agreement shall continue in effect until the expiration of Licensor's rights in the Software.

5.2  TERMINATION FOR CAUSE

     Either party, as applicable, shall have the right, in addition, and without prejudice to any other rights or remedies, to terminate this Agreement as follows:

          (a) By Licensor, upon 10 days' written notice, if Licensee fails to pay the amounts due to Licensor pursuant to this Agreement that is not cured within such 10 days;

          (b) By either party, upon 60 days' written notice, if the other party has committed a material breach of this Agreement, other than failure to make payments under Section 4, that is not cured within such 60 days; or


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          (d) By either party, immediately upon written notice, if (a) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors, to a receiver, or to a trustee in bankruptcy, (b) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within 60 days, or (c) the other party is adjudged bankrupt.

5.3  RIGHTS ON TERMINATION

     Licensor has and reserves all rights and remedies that it has by operation of law or otherwise to enjoin the unlawful or unauthorized use of Software or Documentation. On termination, (a) all rights granted to Licensee under this Agreement cease and Licensee will promptly cease all use and reproduction of the Software and Documentation and (b) Licensee will promptly return all copies of the Software to Licensor or destroy all of Licensee's copies of the Software and so certify to Licensor in writing within fourteen (14) days of termination. Sections 4.1, 6, 7, and 8 will survive termination or expiration of this Agreement as will any cause of action or claim of either party, whether in law or in equity, arising out of any breach or default.

6.   WARRANTIES, DISCLAIMER AND LIMITATIONS

6.1  WARRANTIES

     Licensor hereby warrants to Licensee that (a) Licensor is the owner of the Software and the Documentation or has the right to grant to Licensee the license to use the Software and Documentation in the manner and for the purposes set forth in this Agreement without violating any rights of a third party, (b) that the software is free from material deviations from the Documentation which significantly impair the Software's Intended Use,
     (c) the media containing the Software is free from defects, and (d) the Software does not contain any program, routine, device, code or instructions (including any code or instructions provided by third parties) or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop-dead device, malicious logic, worm, Trojan horse, that is capable of accessing, modifying, deleting, damaging, disabling, deactivating, interfering with, or otherwise harming the Software, any computers, networks, data or other electronically stored information, or computer programs or systems. OneShield does not warrant that the Software is free of immaterial bugs or errors.

6.2  DISCLAIMER

     THE WARRANTIES SET FORTH IN SECTION 6.1, ABOVE, ARE IN LIEU OF, AND THIS AGREEMENT EXPRESSLY EXCLUDES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, (a) ANY WARRANTY THAT THE SOFTWARE IS ERROR FREE, WILL OPERATE WITHOUT


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     INTERRUPTION, OR IS COMPATIBLE WITH ALL EQUIPMENT AND SOFTWARE
     CONFIGURATIONS; (b) ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY; AND
     (c) ANY AND ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

6.3  REMEDIES ON BREACH OF WARRANTY

     In the event of any breach of the warranty set forth in Section 6.1, Licensee's exclusive remedy shall be for Licensor, at licensor's option, to promptly replace the defective Software or media; or, if Licensor is unable to replace the defective Software or media within 90 days of notification by Licensee of a defect, Licensee's sole remedy is to terminate this Agreement, at which time Licensor will refund the un-amortized portion of the previously paid License Fee assuming an amortization period equal to five (5) years.

6.4  LIMITATION OF LIABILITY

     LICENSOR IS NOT LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING THE LOSS OF PROFITS, REVENUE, DATA, OR USE OR COST OF PROCUREMENT OF SUBSTITUTE GOODS INCURRED BY LICENSEE OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF LICENSOR OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, LICENSOR'S LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNTS ACTUALLY RECEIVED BY LICENSOR UNDER THIS AGREEMENT, THE IMPLEMENTATION SERVICES AGREEMENT AND THE SUPPORT AND MAINTENANCE AGREEMENT FOR THE ONE YEAR PERIOD IMMEDIATELY PRIOR TO THE DATE OF THE EVENT GIVING RISE TO SUCH LIABILITY.

7.   INDEMNITY

7.1  INFRINGEMENT INDEMNITY

     Licensor indemnifies, defends, and holds Licensee harmless from and against any claims, actions, or demands alleging that the Software infringes any patent, copyright, or other intellectual property right of a third party. If use of the Software is permanently enjoined for any reason, Licensor, at Licensor's option, and in its sole discretion, may (a) modify the Software so as to avoid infringement; (b) procure the right for Licensee to continue to use and reproduce the Software and Documentation; or (c) terminate this Agreement and refund to Licensee the un-amortized portion of the previously paid License Fees assuming an amortization period equal ten (10) years. Licensor shall have no obligation under this Section 7.1 for or with respect to claims, actions, or demands alleging infringement that arise as a result of (a) the combination of noninfringing items


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     supplied by Licensor with any items not supplied by Licensor; (b)
     modification of the Software or Documentation by Licensee or by Licensor in compliance with Licensee's designs, specifications, or instructions; (c) the direct or contributory infringement of any process patent by Licensee through the use of the Software; and (d) continued allegedly infringing activity by Licensee after Licensee has been notified of the possible infringement.

7.2  OTHER INDEMNITY

     Licensee is responsible and indemnifies and holds Licensor harmless for any and all losses, liability, or damages arising out of, or incurred in connection with, Licensee's use of the Software pursuant to this Agreement. Customer's liability under this indemnity shall be capped at the greater of
     (i) the limit of any Licensee insurance policy which may apply to such indemnity and (ii) OneShield's liability cap under this Agreement. Customer agrees to carry insurance which is customary in its industry.

7.3  CONDITION TO INDEMNIFICATION

     Should any claim subject to indemnity be made against Licensor or Licensee, the party against whom the claim is made agrees to provide the other party with prompt written notice of the claim. Licensor will control the defense and settlement of any claim under Section 7.1 and Licensee will control the defense and settlement of any claim under Section 7.2. The indemnified party agrees to cooperate with the indemnifying party and provide reasonable assistance in the defense and settlement of such claim. The indemnifying party is not responsible for any costs incurred or compromise made by the indemnified party unless the indemnifying party has given prior written consent to the cost or compromise.

8.   CONFIDENTIALITY

8.1  CONFIDENTIALITY

     Licensee acknowledges that the Software and Documentation, and all information relating to the business and operations of the Licensor that Licensee learns or has learned during or prior to the term of this Agreement, may be the valuable, confidential, and proprietary information of the Licensor. Licensor acknowledges that the data and information relating to the business and operations of the Licensee that Licensor learns or has learned during or prior to the term of this Agreement, may be the valuable, confidential, and proprietary information of the Licensee. During the period this Agreement is in effect, and at all times afterwards, each party, and its employees, contractors, consultants, and agents, will
     (a) safeguard the confidential information of the other party with the same degree of care that it uses to protect its own confidential information;
     (b) maintain the confidentiality of this information; (c) not use the information except as permitted under this Agreement; and (d) not disseminate, disclose, sell, publish,


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     or otherwise make available the information to any third party without the prior written consent of the other party.

8.2  LIMITATIONS ON CONFIDENTIALITY RESTRICTIONS

     Section 8.1 does not apply to any information that (a) is already lawfully in the receiving party's possession (unless received pursuant to a nondisclosure agreement); (b) is or becomes generally available to the public through no fault of the receiving party; (c) is disclosed to the receiving party by a third party who may transfer or disclose such information without restriction; (d) is required to be disclosed by the receiving party as a matter of law (provided that the receiving party will use all reasonable efforts to provide the disclosing party with prior notice of such disclosure and to obtain a protective order therefor); (e) is disclosed by the receiving party with the disclosing party's approval; and (f) is independently developed by the receiving party without any use of confidential information. In all cases, the receiving party will use all reasonable efforts to give the disclosing party 30 days' prior written notice of any disclosure of information under this agreement. The parties will maintain the confidentiality of all confidential and proprietary information learned pursuant to this Agreement for a period of 5 years from the date of termination of this Agreement.

8.3  INJUNCTIVE RELIEF FOR BREACH

     Licensor and Licensee acknowledge that any breach of Section 8.1 by a receiving party will irreparably harm the disclosing party. Accordingly, in the event of a breach, the disclosing party is entitled to promptly seek injunctive relief in addition to any other remedies that the disclosing party may have at law or in equity.

9.   EXPORT CONTROLS AND RESTRICTED RIGHTS

9.1  EXPORT CONTROLS

     The Software, the Documentation, and all underlying information or technology may not be exported or re-exported into any country to which the U.S. has embargoed goods, or to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Deny Orders. Licensee shall not export the Software or Documentation or any underlying information or technology to any facility in violation of these or other applicable laws and regulations. Licensee represents and warrants that it is not a national or resident of, or located in or under the control of, any country subject to such export controls.

9.2  RESTRICTED RIGHTS

     The Software and Documentation are provided with Restricted Rights. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(1) of the Commercial Computer Software - Restricted


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     Rights clause at FAR 52.227-19, subparagraph (c)(1)(ii) of The Rights in
     Technical Data and Computer Software clause at DFARS 252.227-7013, or subparagraph (d) of the Commercial Computer Software - Licensing at NASA FAR supplement 16-52.227-86, or their equivalent, as applicable.

10.  GENERAL

10.1 ASSIGNMENT

     Licensee may not assign, sublicense, or transfer Licensee's rights or delegate its obligations under this Agreement without Licensor's prior written consent, which will not be unreasonably withheld. Licensor may not assign its rights or delegate its obligations under this Agreement without Licensee's prior written consent, which will not be unreasonably withheld, provided that Licensor may assign its rights and delegate its obligations hereunder to an acquirer of all or substantially all of the assets of the Licensor or to the surviving entity into which Licensor is merged, provided further, that Licensee may assign its rights and delegate its obligations hereunder to an acquirer of all or substantially all of the assets of Licensee or to the surviving entity into which Licensee is merged, unless such acquirer or surviving entity is, or is an affiliate of, an entity which is in the top 10 of entities (measured by premium volume or policy count) for underwriting or servicing insurance policies within the Intended Use.

     This Agreement shall be binding upon the successors and assigns of the parties to this Agreement.

10.2 ENTIRE AGREEMENT

     This Agreement, including all documents expressly incorporated into this Agreement, constitutes the entire agreement between the parties with respect to the subject matter contained herein, superseding all previous agreements pertaining to such subject matter, and may be modified only by an amendment executed in writing by authorized representatives of both parties hereto. All prior agreements, representations, statements, negotiations, understandings and undertakings, whether oral or in writing, are superseded hereby. Licensee acknowledges that it has not been induced to enter this Agreement by any representations or statements, oral or written, not contained in this Agreement. Both parties hereto represent that they have read this Agreement, understand it, agree to be bound by all terms and conditions stated herein, and acknowledge receipt of a signed, true and exact copy of this Agreement.

10.3 WAIVER

     Amendments, modifications or supplements to this Agreement shall be permitted, provided: (1) changes shall be in writing signed by the authorized representatives of both parties; and (2) changes shall reference this Agreement and identify the specific articles or sections contained herein which are amended, modified or supplemented. The failure of either
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     Agreement shall not be deemed a waiver of the provisions or of the right of such party thereafter to enforce that or any other provision.

10.4 NOTICES

     With the exception of invoices, shipping papers and periodic reports, all notices, demands, or other communications permitted or required hereunder shall be deemed to have been sufficient and duly given if in writing, hand-delivered, sent by facsimile with confirmation of receipt, sent by First Class Mail, return receipt requested (for all types of correspondence), postage prepaid, or sent by overnight courier service and addressed as follows:

     To Licensor:   OneShield, Inc.
                    304 Cambridge Road
                    Woburn, MA 01801

     Attn:          Glenn Anschutz, Chief Executive Officer

     Fax no.:       781-935-8099

     To Licensee:   Darwin Professional Underwriters, Inc.
                    76 Batterson Park Road
                    Farmington, CT 06032

     Attn:          Robert Asensio, Chief Technology Officer

     Fax no.:       860-507-1006

     or to such address as the parties may provide to each other in writing from time to time.

10.5 PUBLICITY

     Without the prior written consent of the other party, neither party shall disclose the terms and conditions of this Agreement, except disclosure may be made as is reasonably necessary to the disclosing party's bankers, attorneys, or accountants or except as may be required by law.

10.6 INDEPENDENT CONTRACTOR

     Nothing in this Agreement shall be deemed to create an employer/employee, principal/agent, or joint venture relationship. Neither party shall have the authority to enter into any contracts on behalf of the other party.

10.7 GOVERNING LAW AND JURISDICTION

     The validity, construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts without giving effect to its principles of conflicts of laws.


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10.8 SEVERABILITY

     If any of the provisions of this Agreement shall be invalid or unenforceability shall not invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Licensor and Licensee shall be construed and enforced accordingly.

10.9 ARBITRATION

     In the event of any dispute between the parties arising out of this Agreement, the dispute shall be resolved by arbitration in Boston, Massachusetts under the rules of the American Arbitration Association by an arbitrator agreed upon in writing by the parties. In the event the parties cannot agree upon the choice of an arbitrator, each party shall appoint one individual representative and the two party representatives shall, between themselves, chose an arbitrator.

10.10 ATTORNEY FEES

     In the event of any dispute between the parties arising out of this Agreement, the prevailing party shall be entitled, in addition to any other rights and remedies it may have, to recover its reasonable attorney fees and costs.

10.11 EFFECTIVE DATE

     The effective date of this Agreement shall be date first written above.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date written above.

                                        ONESHIELD, INC.

                                        /s/ Glenn Anschutz
                                        ----------------------------------------
                                        Name: Glenn Anschutz
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------
                                        Date: November 21, 2003
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                                        DARWIN PROFESSIONAL UNDERWRITERS, INC.

                                        /s/ Stephen J. Sills
                                        ----------------------------------------
                                        Name: Stephen J. Sills
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------
                                        Date: November 21, 2003
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